EXHIBIT 99.1

ClearOne, Inc. Announces $5.3 Million Registered Direct Offering Priced At-the-Market under Nasdaq Rules

SALT LAKE CITY, UTAH — September 14, 2020 — ClearOne, Inc. (Nasdaq: CLRO) (“ClearOne” or the “Company”) today announced that it has entered into definitive agreements with institutional and accredited investors, with the participation of Edward D. Bagley, the Company’s largest stockholder, and Zeynep Hakimoglu, the Company’s Chief Executive Officer, for the purchase and sale of an aggregate of 2,116,050 shares of its common stock at a purchase price of $2.4925 per share in a registered direct offering priced at-the-market under Nasdaq rules.  The Company also agreed to issue to the investors unregistered warrants to purchase up to an aggregate of 1,058,025 shares of common stock.  The warrants have an exercise price of $2.43 per share, are exercisable immediately, and will expire five years following the date of issuance.  The closing of the offering is expected to occur on or about September 16, 2020, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the registered direct offering are expected to be approximately $5.275 million, before deducting the placement agent’s fees and other offering expenses payable by ClearOne.  ClearOne currently intends to use the net proceeds from this offering for general corporate purposes and working capital.

The shares of common stock (but not the warrants issued in the private placement or the shares of common stock issuable upon exercise of the warrants) are being offered by ClearOne pursuant to a “shelf” registration statement on Form S-3 (File No. 333-248412) filed with the Securities and Exchange Commission (SEC) on August 25, 2020 and declared effective on September 1, 2020.   The offering of the shares of common stock will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.  A final prospectus supplement and accompanying prospectus relating to the shares of common stock being offered will be filed with the SEC.  Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, or by telephone at (646) 975-6996, or email at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, or the Act, and Regulation D promulgated thereunder, and the warrants and the shares of common stock issuable upon exercise of the warrants have not been registered under the Act or applicable state securities laws. Accordingly, the warrants and shares of common stock issuable upon exercise of the warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced, comprehensive solutions offer unprecedented levels of functionality, reliability, and scalability.  Visit ClearOne at www.clearone.com.

Printable press releases are available in our Investor Relations area at http://investors.clearone.com.

Forward-Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated, including, but not limited to, statements regarding the completion of the offering and the potential use of proceeds from the offering. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

Contact

ClearOne Marketing

801-975-7200